                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 eCollege.com
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------

     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:
                                      N/A
     -------------------------------------------------------------------------

     (3) Filing Party:
                                      N/A
     -------------------------------------------------------------------------

     (4) Date Filed:
                                      N/A
     -------------------------------------------------------------------------

Notes:

                                  eCollege.com
                           10200 A East Girard Avenue
                             Denver, Colorado 80231

Dear Stockholder:

   You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of eCollege.com (the "Company") which will be held on September 27, 2000, at 10:00 a.m., local time, at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112.

   At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect six (6) directors of the Company, (ii) to ratify the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000 and (iii) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

   After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope as promptly as possible but no later than September 15, 2000. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

   A copy of the Company's 1999 Annual Report has been mailed concurrently herewith to all stockholders entitled to notice of and to vote at the Annual Meeting.

   We look forward to seeing you at the Annual Meeting.

                                          Sincerely yours,
                                          [signature appears here]
                                          Oakleigh Thorne
                                          Chief Executive Officer and Chairman
                                           of the Board

Denver, Colorado
August 15, 2000


                                   IMPORTANT

 PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE, BUT NO LATER THAN SEPTEMBER 15, 2000, IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR SHARES MAY BE VOTED.

[LOGO APPEARS HERE]

                               ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 27, 2000

                               ----------------

TO THE STOCKHOLDERS OF eCollege.com:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eCollege.com, a Delaware corporation (the "Company"), will be held on September 27, 2000, at 10:00 a.m., local time, at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

     1. To elect six (6) directors to serve for one-year terms ending in the year 2001 or until successors are duly elected and qualified;

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including the election of any director if any of the above nominees is unable to serve or for good cause will not serve.

   Only stockholders of record at the close of business on July 31, 2000 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

   All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

   We look forward to seeing you at the Annual Meeting.

                                          Sincerely,
                                          [signature appears here]
                                          Oakleigh Thorne
                                          Chief Executive Officer and Chairman
                                           of the Board

Denver, Colorado
August 15, 2000


 ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                  eCollege.com
                           10200 A East Girard Avenue
                             Denver, Colorado 80231

                               ----------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 27, 2000

                               ----------------

General

   The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of eCollege.com, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on September 27, 2000 (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., local time, at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112. These proxy solicitation materials were mailed on or about August 15, 2000 to all stockholders entitled to vote at the Annual Meeting.

Voting

   The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On July 31, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 16,034,559 shares of the Company's Common Stock, $.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on July 31, 2000. Stockholders may not cumulate votes in the election of directors.

   All votes will be tabulated by the inspector of elections appointed for the meeting who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Directors are elected by a plurality vote. Proposal 2, the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000, will be decided by the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on such matter. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions with respect to any matter other than the election of directors will be treated as shares present or represented and entitled to vote on that matter and will thus have the same effect as negative votes. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are deemed not to be entitled to vote on the matter and accordingly are not counted for purposes of determining whether stockholder approval of that matter has been obtained.

Revocability of Proxies

   If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each director proposed by the Board unless the authority to vote for the election of any such director is withheld and, if no contrary instructions are given, the proxy will be voted FOR the approval of Proposal 2 described in the accompanying Notice and Proxy Statement and, with respect to any other proposals properly brought before the Annual Meeting, as the Board of Directors recommends. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Solicitation

   The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. Such individuals, however, will not be compensated by the Company for those services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                PROPOSAL NO. 1:

                             ELECTION OF DIRECTORS

   At the Annual Meeting, six directors are to be elected to serve until the next Annual Meeting of Stockholders or until a successor for such director is elected and qualified, or until the death, resignation, or removal of such director. The Board consists of seven director seats. Currently, there are six directors and one vacancy. It is intended that the proxies will be voted for the six nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are six nominees, each of whom is currently a director of the Company. There is no nominee designated to fill the vacancy. All of the current directors except for Oakleigh Thorne were elected to the Board by the stockholders at the last annual meeting. Oakleigh Thorne was appointed by the Board to fill a vacancy on April 13, 1999. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. The six candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company.

                                    NOMINEES

   Set forth below is information regarding the nominees to the Board of Directors.

                                                                      First Elected
Name                     Position(s) with the Company             Age   Director
----                     ----------------------------             --- -------------
Oakleigh Thorne......... Chairman and Chief Executive Officer      42     1998

Robert N. Helmick....... Co-Chairman of the Board                  42     1996

Jonathan M. Dobrin...... Vice President, Chief Technology Officer
                         and Director                              28     1997

Jack W.
 Blumenstein(1)(2)...... Director                                  57     1998

Christopher E.
 Girgenti(1)(2)......... Director                                  36     1997

Jeri L. Korshak(1)(2)... Director                                  46     1999

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

Business Experience of Nominees for Election as Directors

   Oakleigh Thorne has served as CEO and Chairman of the Board since June 2000. Mr. Thorne has served as a member of our Board of Directors from February 1998 until January 1999 and from April 1999 to the present. Mr. Thorne has been Chairman and Chief Executive Officer of TBG Information Investors, LLC and the Co-President of Blumenstein/Thorne Information Partners I, L.P. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. From September 1986 to August 1996, Mr. Thorne served in various management positions, including most recently President and Chief Executive Officer, of CCH Incorporated, a leading provider of tax and business law information, software, and services.

   Robert N. Helmick founded eCollege.com in July 1996 and serves as Co-Chairman of the Board. From our inception through May 2000, Mr. Helmick served as Chairman of the Board, President and Chief Executive Officer. Mr. Helmick founded and served as Chief Executive Officer of Helmick and Associates, International, a consulting firm for higher education from 1990 through 1996. During that time, he served on the Board of Trustees of several universities. He practiced law with Bradshaw, Fowler, Proctor and Fairgrave, a law firm in Des Moines, Iowa, from 1982 through 1990. Mr. Helmick received a JD from the University of Southern California Law School and a BA from Drake University. Mr. Helmick is the brother of John V. Helmick, our Vice President, Corporate Services.

   Jonathan M. Dobrin has served as our Vice President and Chief Technology Officer since August 1998. Mr. Dobrin also served as our Vice President and Chief Operating Officer from July 1996 through July 1998. Mr. Dobrin has served as a director since 1997. He founded and served as Vice President of Real Information Systems LLC, a company that specialized in the development and deployment of premium Web sites, from October 1994 through July 1996. Mr. Dobrin received a BA from the University of Vermont.

   Jack W. Blumenstein has served as a member of our Board of Directors since February 1998. Mr. Blumenstein has been the President of TBG Information Investors, LLC, and the Co-President of Blumenstein/Thorne Information Partners I, L.P. since October 1996, and is a co-founder of these private equity investment firms. TBG, a partnership with GS Capital Partners II, is a private equity fund that focuses on capital transactions in the information industry. From October 1992 to September 1996, Mr. Blumenstein held various positions with The Chicago Corporation (now ABN AMRO, Inc.), serving most recently as Executive Vice President, Debt Capital Markets Group and as a member of the Board of Directors. Mr. Blumenstein was President and CEO of Ardis, a joint venture of Motorola and IBM, and has held various senior management positions in product development and sales and marketing for Rolm Corporation and IBM.

   Christopher E. Girgenti has served as a member of our Board of Directors since June 1997. Mr. Girgenti has been Senior Managing Director of New World Equities, Inc. since November 1996 and Managing Director of New World Venture Advisors, LLC since January 1998. He serves on the boards of several technology and telecommunications companies. From April 1994 through October 1996, Mr. Girgenti served as Vice President and was co-head of the technology investment banking group of The Chicago Corporation (now ABN AMRO, Inc.). He has held various corporate finance positions with Kemper Securities, Inc. and KPMG Peat Marwick. Mr. Girgenti is a Chartered Financial Analyst.

   Jeri L. Korshak has served as a member of our Board of Directors since February 1999. Ms. Korshak has been Senior Vice President of Marketing and Business Development for AuraServ Communications since June 2000. Ms. Korshak has over twenty years of experience in marketing and business development. Ms. Korshak was the Vice President of Strategy for MediaOne Group from June 1998 to June 2000. Ms. Korshak was Vice President and General Manager of US WEST Dex-- Mountain Region from September 1995 to May 1998, and Vice President and General Manager of Interactive Television of US WEST Multimedia from November 1994 to September 1995. In these and other positions, Ms. Korshak has been involved in developing and introducing interactive services.

Board Meetings and Committees

   The Board of Directors held five meetings during fiscal year 1999. Each member of the Board of Directors during fiscal year 1999 attended or participated in seventy five percent (75%) or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the fiscal year and (ii) the total number of meetings held by all committees on which such director served during the past fiscal year, except Oakleigh Thorne (who attended thirty three and one-third percent (33 1/3 %) of such meetings). Mr. Robert Helmick, Co-Chairman of the Board (previously Chairman of the Board, President and Chief Executive Officer) is the brother of Mr. John V. Helmick, Vice President of Corporate Services. The Board of Directors has an Audit Committee and a Compensation Committee.

   The Audit Committee of the Board of Directors held one meeting during fiscal year 1999. The Audit Committee, which is currently comprised of Directors Blumenstein, Girgenti and Korshak, reviews with our independent auditor the scope and timing of its audit services, the auditor's report on our financial statements following completion of its audit and our policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee will make annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year.

   The Compensation Committee of the Board of Directors held one meeting during fiscal year 1999 and approved grants of options and other actions by written consent from time to time as needed. The Compensation Committee is comprised of Directors Blumenstein, Girgenti and Korshak and there is currently one vacancy. The Compensation Committee reviews and evaluates the salaries, supplemental compensation and benefits of our officers, reviews general policy matters relating to compensation and benefits of our employees and makes recommendations concerning these matters to the Board of Directors. The Compensation Committee also administers our stock option and stock purchase plans.

Director Compensation

   Board members do not receive cash compensation for their services as a director. Ms. Korshak has been granted a total of 5,806 options to purchase the Company's Common Stock as compensation for her service as a director in the year 2000. These options were granted at an exercise price equal to thirty-three and one-third percent (33-1/3%) of the fair market value of the Company's Common Stock at the date of grant. Beginning January 1, 2001, non-employee Board members will be compensated with an annual payment of $10,000 for their service and an additional $2,500 for service on each committee. Pursuant to the Company's Stock Option Plan, each non-employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under the Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-employee Board member who files such a timely election with respect to the annual retainer fee shall automatically be granted an option under the Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable. Board members are reimbursed for their reasonable travel expenses incurred in connection with attending the Company's meetings.

   The Board of Directors recommends that the stockholders vote FOR the election of all of the nominees listed above.

                                 PROPOSAL NO. 2

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Company is asking the stockholders to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP.

   In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the best interest of the Company and its stockholders.

   Arthur Andersen LLP has audited the Company's financial statements annually since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

   The Board of Directors recommends that the stockholders vote FOR the proposal to ratify the selection of Arthur Andersen LLP to serve as the Company's independent public accountants for the fiscal year ending December 31, 2000.

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of July 31, 2000 (unless otherwise stated in the footnotes) by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the security holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                      Shares of    Percentage
                                                    Common Stock   of Shares
                                                    Beneficially  Beneficially
Name of Beneficial Owner                                Owned        Owned
------------------------                            ------------- ------------
Oakleigh Thorne.................................... 3,088,919 (1)    18.13%
Robert N. Helmick.................................. 1,400,000 (2)     8.73%
Charles P. Schneider...............................   128,035 (3)       *
Douglas H. Kelsall.................................    73,667 (4)       *
Jonathan M. Dobrin.................................   255,369 (5)     1.59%
Mark J. Fine.......................................      -0-            *
Ray P. Henderson...................................    30,333 (6)       *
Blumenstein/Thorne Information Partners I, L.P..... 2,622,975 (7)    15.40%
MediaOne Interactive Services, Inc.................   937,622 (8)     5.85%
New World Equities, Inc............................   917,378 (9)     5.72%
R.A. Investment Group.............................. 1,072,223(10)     6.69%
Jack W. Blumenstein................................ 2,623,975(11)    15.40%
Christopher E. Girgenti............................   917,378(12)     5.72%
Jeri L. Korshak....................................     6,806(13)       *
Oakleigh B. Thorne.................................   722,222(14)     4.50%
All current directors and executive officers as a
 group (15 persons)................................ 5,458,776(15)    33.07%

--------
  * Less than one percent of the outstanding Common Stock.
 (1) Includes options to purchase 1,000,000 shares of Common Stock exercisable within 60 days of July 31, 2000 by Blumenstein/Thorne Information Partners I, L.P. and includes 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. and 5,500 shares owned by the Oakleigh Thorne Irrevocable GST Trust. Mr. Thorne is a Co-President of Blumenstein/Thorne Information Partners L.L.C, the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Thorne is P.O. Box 871, Lake Forest, Illinois 60045.
 (2) Consists of 975,000 shares held by Robert N. Helmick Limited, a Delaware Limited Partnership, and 425,000 shares held by the Julia A. Helmick Annuity Trust. The address for Mr. Helmick is 10200 A East Girard Avenue, Denver, Colorado 80231.
 (3) Includes options to purchase 127,035 shares of Common Stock exercisable within 60 days of July 31, 2000. The address for Mr. Schneider is 10200 A East Girard Avenue, Denver, Colorado 80231.
 (4) Includes 4,500 shares held by Mr. Kelsall's spouse, 1,500 shares held by Mr. Kelsall's children, and options to purchase 66,667 shares of Common Stock exercisable within 60 days of July 31, 2000. The address for Mr. Kelsall is 10200 A East Girard Avenue, Denver, Colorado 80231.
 (5) Includes options to purchase 45,370 shares of Common Stock exercisable within 60 days of July 31, 2000. The address for Mr. Dobrin is 10200 A East Girard Avenue, Denver, Colorado 80231.
 (6) The address for Mr. Henderson is 4827 Snowberry Bay Court, Carmel, IN
     46033.
 (7) Includes options to purchase 1,000,000 shares of Common Stock exercisable within 60 days of July 31, 2000. The address for Blumenstein/Thorne Information Partners I, L.P. is P.O. Box 871, Lake Forest, Illinois 60045.
 (8) The address for MediaOne Interactive Services, Inc. is 5613 DTC Parkway, Suite 700, Englewood, Colorado 80111.

 (9) The address for New World Equities, Inc. is 1603 Orrington Avenue, Suite 1070, Evanston, Illinois 60201.
(10) Includes 943,556 shares held by R.A. Investment Group, 42,889 shares held by Nicholas J. Pritzker, as trustee of Donrose Trust, 42,889 shares held by Marshall E. Eisenberg, as trustee of JBR Trust #4, and 42,889 shares held by Simon Zunamon, as trustee of T&M Childrens Trust; excludes an aggregate of 301,378 shares owned by such persons, as to which New World Equities has the sole voting and dispositive power pursuant to certain nominee agreements; and excludes any other shares beneficially owned by New World Equities, Inc. or its owners. The address for such persons is 200 W. Madison St., Suite 2500, Chicago, Illinois 60606.
11) Consists of options to purchase 1,000,000 shares of Common Stock exercisable within 60 days of July 31, 2000 by Blumenstein/Thorne Information Partners I, L.P. and 1,622,975 shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. and 1,000 shares owned by Mr. Blumenstein's spouse. Mr. Blumenstein is a co-president of Blumenstein/Thorne Information Partners L.L.C., the general partner of Blumenstein/Thorne Information Partners I, L.P. Mr. Blumenstein disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Blumenstein is P.O. Box 871, Lake Forest, Illinois 60045.
(12) Consists of 917,378 beneficially owned by New World Equities, Inc., of which Mr. Girgenti is a Senior Director. Mr. Girgenti disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest, if any. The address for Mr. Girgenti is 1603 Orrington Avenue, Suite 1070, Evanston, Illinois 60201.
(13) Includes options to purchase 5,806 shares of Common Stock exercisable within 60 days of July 31, 2000. The address for Ms. Korshak is 7400 S. Tucson Way, Englewood, CO 80112.
(14) Excludes shares beneficially owned by Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne is the beneficiary of a trust which is a limited partner in Blumenstein/Thorne Information Partners I, L.P. Mr. Thorne is the father of Oakleigh Thorne, our CEO. The address for Oakleigh
     B. Thorne is P.O. Box 871, Lake Forest, Illinois 60045.
(15) Includes 1,272,100 shares issuable upon the exercise of options exercisable within 60 days of July 31, 2000. [See notes 1, 2, 3, 4, 5.]

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation

   The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the other executive officers of the Company whose salary and bonus for the 1999 fiscal year was in excess of $100,000 (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                     Long Term
                                                                    Compensation
                                                                       Awards
                                                                    ------------
                                   Annual Compensation               Number of
                              ------------------------------------   Securities
Name and Principal                                    Other Annual   Underlying
Position(s)              Year  Salary      Bonus      Compensation    Options
------------------       ---- --------    --------    ------------  ------------
Robert N. Helmick....... 1999 $150,000    $    --       $    --         --
 President, Chief
  Executive              1998  120,000         --            --         --
 Officer and Chairman(1) 1997   65,000         --            --         --

Charles P. Schneider.... 1999  102,750(2)  108,000(3)        --         --
 Chief Operating Officer 1998      --          --            --         --
 and Executive Vice
  President              1997      --          --            --         --

Douglas H. Kelsall...... 1999   40,815(2)      --            --         --
 Chief Financial Officer 1998      --          --            --         --
 and Treasurer           1997      --          --            --         --

Mark J. Fine............ 1999   98,333         --        107,960(4)     --
 Vice President, Sales   1998   57,500         --         35,375(4)     --
                         1997    9,477(5)      --            --         --

Ray P. Henderson........ 1999  115,625         --            --         --
 Senior Vice President,  1998      --          --            --         --
 Engineering &
  Technology             1997      --          --            --         --

--------
(1) Mr. Helmick resigned as President and Chief Executive Officer in May 2000 and continues to serve as Co-Chairman.
(2) Charles P. Schneider has served as the Company's Chief Operating Officer since June of 1999. On an annual basis, his salary would have been approximately $195,000. Douglas H. Kelsall has served as eCollege.com's Chief Financial Officer since September of 1999. On an annual basis, his salary would have been approximately $168,000.
(3) Charles P. Schneider received a $108,000 signing and moving bonus upon execution of his employment agreement.
(4) Mark J. Fine received $107,960 and $35,375 in compensation for commissions relating to sales.
(5) Mark J. Fine began serving as our Vice President, Sales in October, 1997.

   Mr. Oakleigh Thorne was appointed as Chief Executive Officer on May 30, 2000 and serves as Chairman of the Board. In lieu of salary, benefits and other compensation, an investment fund affiliated with Mr. Thorne has been granted options to purchase up to 1,000,000 shares of the Company's Common Stock which vested on May 30, 2000. 200,000 options have an exercise price of $4.125, the fair market value of the Company's Common Stock on the date of the grant. 800,000 options have an exercise price of $15.00 per share which can be adjusted to the fair market value at the date of the grant based on stock price performance criteria. In addition, to these stock options, Mr. Thorne also owns shares of Company's Common Stock as set forth above in the Ownership of Securities table of this Proxy Statement.

Stock Options

   The following table provides information on the option grants made to the Named Executive Officers during the fiscal year ended December 31, 1999. No stock appreciation rights were granted to the Named Executive Officers during that fiscal year.

                       Option Grants in Last Fiscal Year

                                                                                Potential
                                                                           Realizable Value at
                                                                             Assumed Annual
                                                                             Rates of Stock
                                                                           Price Appreciation
                                     Individual Grant                       for Option Term(4)
                                     ----------------                      -------------------
                          Number of     % of Total
                          Securities     Options
                          Underlying    Granted to    Exercise
                           Options     Employees in     Price   Expiration
Name                      Granted(1)   Fiscal Year    ($/Sh)(3)    Date     5% ($)    10% ($)
----                      ---------- ---------------- --------- ---------- --------- ---------
Robert N. Helmick.......       --           --            --          --         --        --

Charles P. Schneider....   326,666         17.7%        $6.00     6/10/09  1,232,631 3,123,729
                           108,889          5.9%        $9.00    12/09/09    616,317 1,561,869

Douglas H. Kelsall(2) ..   133,333          7.2%        $9.00     9/16/09    754,672 1,912,486
                            88,888          4.8%        $9.00    12/09/09    503,111 1,274,981

Mark J. Fine............    93,566          5.1%        $9.00    12/09/09    529,588 1,342,081

Ray P. Henderson........    65,332          3.5%        $9.00     6/30/09    369,782   937,101

--------
(1) Each option has a maximum term of ten (10) years measured from such grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Unless otherwise noted, the shares subject to each option will vest and become exercisable as follows: (i) one-third (33.33%) of the option shares upon optionee's completion of twelve (12) months service measured from the grant date, and (ii) the remaining shares in a series of one-twenty-fourth (4.16%) successive equal monthly installments upon the completion of each additional month of service thereafter. The shares subject to each option will immediately vest in full in the event the Company is acquired by a merger or asset sale, unless the option is assumed by the acquiring entity.
(2) Mr. Kelsall's options include 33,333 options that vest 100% on September 17, 1999. All other options vest as described in footnote (1).
(3) The exercise price may be paid in cash, in shares of the Company's Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state withholding taxes to which the optionee may become subject to in connection with such exercise.
(4) There can be no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the ten (10) year option term will be at the assumed 5% and 10% annual rates of compounded stock price appreciation or at any other defined level.

Option Exercises and Holdings

   The following table sets forth certain information concerning option exercises and holdings for the fiscal year ended December 31, 1999 with respect to each of the Named Executive Officers. No stock appreciation rights were exercised by the Named Executive Officers during such fiscal year, and no stock appreciation rights were held by them at the end of such fiscal year.

   Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                        Number of Securities
                                                       Underlying Unexercised   Value of Unexercised In-
                                                          Options at Fiscal       the-Money Options at
                            Shares                           Year End(#)         Fiscal Year-End ($)(2)
                         Acquired on       Value      ------------------------- -------------------------
Name                     Exercise (#) Realized ($)(1) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ --------------- ----------- ------------- ----------- -------------
Robert N. Helmick.......         0            --        23,333             0      241,473             0

Charles P. Schneider....         0            --             0       435,555            0     1,824,104

Douglas H. Kelsall......         0            --        33,333       188,888       64,599       366,064

Mark J. Fine............         0            --        42,000        93,566      376,796       181,331

Ray P. Henderson........    23,333        160,064            0        93,333            0       428,956

--------
(1) Equal to the fair market value of the securities underlying the option on the exercise date, minus the exercise price paid for those securities.
(2) Equal to the fair market value of the securities underlying the option at fiscal year-end ($10.938 per share), less the exercise price payable for those securities.

Employment Contracts, Termination of Employment Agreements and Change of Control Arrangements

   We have entered into an employment agreement with Robert N. Helmick. As of December 31, 1999, Mr. Helmick's annual base salary was $255,000, and he was eligible for an annual bonus of up to $200,000 payable in cash, the Company's Common Stock, or other consideration as determined by the Board of Directors, although the Company is not required to pay any bonus. Mr. Helmick was also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

   The initial term of employment under Mr. Helmick's employment agreement commenced on August 1, 1999. Mr. Helmick's employment may be terminated by the Company or by him at any time and for any reason.

   The Company has agreed to provide Mr. Helmick with severance pay equal to twelve months of his base salary, unless his employment is terminated for cause, as defined in the agreement.

   The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, Mr. Helmick may not:

  . own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  . for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

   The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Helmick during the term of the employment agreement.

   In May 2000, Mr. Helmick resigned as President and Chief Executive Officer of the Company. The Company is complying with the terms of his employment agreement as described above.

   The Company has entered into an employment agreement with Charles P. Schneider. The agreement sets an annual base salary for Mr. Schneider of $195,000, which may be adjusted by the Board of Directors. In addition to a base salary, Mr. Schneider is eligible for an annual bonus of up to $100,000, payable in cash. For the year ended December 31, 1999, Mr. Schneider was also awarded a signing and moving bonus. The Company issued to Mr. Schneider options to purchase up to 326,666 and 108,889 shares of the Company's Common Stock at an exercise price of $6.00 and $9.00 per share, respectively. These options are subject to vesting requirements. All unvested options will vest upon a change of control of the Company. Mr. Schneider is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

   Mr. Schneider's employment may be terminated by the Company or by him at any time and for any reason. The agreement generally provides for termination:

  . upon employee's willful and continuous failure or refusal to comply with the Company's policies, standards and regulations;

  . if employee engages in fraud, dishonesty or any other act of material misconduct; or

  . if employee receives notice of a breach of a material provision of the agreement and fails to cure the breach.

   The Company has agreed to provide Mr. Schneider with severance pay equal to six months of his base salary, unless his employment is terminated for cause, as defined in the agreement.

   The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, Mr. Schneider may not:

  . own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  . for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

   The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Schneider during the term of the agreement.

   The Company has entered into an employment agreement with Douglas H. Kelsall. The agreement sets an annual base salary for Mr. Kelsall of $168,000, which may be adjusted by the Board of Directors. In addition to a base salary, Mr. Kelsall is eligible for an annual bonus of up to $85,000, payable in cash. The Company also issued to Mr. Kelsall options to purchase up to 222,221 shares of the Company's Common Stock at an exercise price of $9.00 per share. These options are subject to vesting requirements. All unvested options will vest upon a change of control of the Company. Mr. Kelsall is also entitled to standard benefits including vacation days, participation in a flexible reimbursement plan, and medical/dental insurance.

   Mr. Kelsall's employment may be terminated by the Company or by him at any time and for any reason. The agreement generally provides for termination:

  . upon employee's willful and continuous failure or refusal to comply with the Company's policies, standards and regulations;

  . if employee engages in fraud, dishonesty or any other act of material misconduct; or

  . if employee receives notice of a breach of a material provision of the agreement and fails to cure the breach.

   The Company has agreed to provide Mr. Kelsall with severance pay equal to six months of his base salary, unless his employment is terminated for cause, as defined in the agreement.

   The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, Mr. Kelsall may not:

  . own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  . for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

   The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by Mr. Kelsall during the term of the agreement.

   Mark J. Fine and Ray P. Henderson signed the Company's standard employment agreement. Under this employment agreement, employment may be terminated by the Company or by the employee at any time and for any reason. The agreement generally provides for termination:

  . upon employee's willful and continuous failure or refusal to comply with the Company's policies, standards and regulations;

  . if employee engages in fraud, dishonesty or any other act of material misconduct; or

  . if employee receives notice of a breach of a material provision of the agreement and fails to cure the breach.

   The agreement contains non-competition provisions during the term of employment and for the period six months after termination of employment. Under these provisions, employees may not:

  . own an interest in, participate in the management of, or perform services for any competitive business or activity; or

  . for a period of 12 months subsequent to termination, solicit any of the Company's employees to terminate their employment.

   The agreement also contains a confidentiality provision as well as a provision recognizing that the Company owns all ideas and inventions conceived by employees during the term of the agreement.

   Mr. Fine resigned from his position at eCollege.com on March 10, 2000 and Mr. Henderson resigned from his position at eCollege.com on April 30, 2000.

                         COMPENSATION COMMITTEE REPORT

   The Compensation Committee of the Board of Directors is responsible for establishing the base salary and incentive cash bonus programs to be in effect for the Company's executive officers and for administering certain other compensation programs for such individuals, subject to review by the full Board. The Compensation Committee also has the exclusive responsibility for the administration of the Company's 1999 Stock Incentive Plan (the "1999 Plan") under which grants may be made to executive officers and other key employees.

Compensation Philosophy

   The fundamental policy of the Compensation Committee is to provide the Company's executive officers and other key employees with competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance as well as upon the officer's own level of performance. Accordingly, the compensation package for each executive officer and key employee is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in effect at a select group of companies with which the Company competes for executive talent, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance milestones, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an executive officer's level of responsibility increases, it is the intent of the Compensation Committee to have a greater portion of the executive officer's total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

   In carrying out these objectives, the Compensation Committee takes the following factors into consideration:

  . The estimated level of compensation paid to executive officers in similar positions by other companies within and outside the Company's industry which compete with the Company for executive personnel.

  . The individual performance of each executive officer, together with his or her job knowledge and skills, demonstrated teamwork and adherence to the Company's core values.

  . The individual's level of responsibility and authority relative to other positions within the Company.

  . Corporate performance relative to competitors and business conditions and the progress of the Company in meeting financial goals and objectives.

Specific Factors

   The primary factors which the Compensation Committee considered in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. The Compensation Committee may, however, in its discretion apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

   * Base Salary. The base salary levels for the executive officers was established for the 1999 fiscal year on the basis of the following factors: personal performance, the estimated salary levels in effect for similar positions at a select group of companies within and outside the Company's industry with which the Company competes for executive talent, and internal comparability considerations. The Compensation Committee also relied upon specific compensation surveys for comparative compensation purposes. The Compensation Committee made its decisions as to the appropriate market level of base salary for each executive officer on the basis of its understanding of the salary levels in effect for similar positions at those companies with which the Company competes for executive talent. Base salaries will be reviewed on an annual basis, and adjustments will be made in accordance with the factors indicated above.

   * Annual Incentive Compensation. Each executive officer may also earn an incentive bonus each fiscal year on the basis of the Company's achievement of certain performance milestones established by the Compensation Committee at the start of that year.

   It is the Compensation Committee's estimate (on the basis of calendar year 2000 surveys of calendar year 1999 executive compensation) that the total cash compensation earned by the Company's executive officers for the 1999 fiscal year was at the 75th percentile of the total cash compensation earned by the executive officers in comparable positions at the principal companies with which the Company competes for executive talent.

   * Equity Incentives. Equity incentives are provided primarily through stock option grants under the 1999 Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the individual to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). The shares subject to each option generally vest in installments over a 36-month period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company during the applicable vesting period, and then only if the market price of the underlying shares appreciates over the option term.

   The number of shares subject to each option grant will be set at a level intended to create a meaningful opportunity for stock ownership based on the officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term, and the individual's personal performance in recent periods. The Compensation Committee will also take into account the executive officer's existing holdings of the Company's Common Stock and the number of vested and unvested options held by that individual in order to maintain an appropriate level of equity incentive. However, the Compensation Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

CEO Compensation

   In setting the compensation payable to the Company's Chief Executive Officer, Mr. Robert N. Helmick, for the 1999 fiscal year, the Compensation Committee sought to achieve two objectives: (i) establish a level of base salary competitive with that paid to other chief executive officers of the peer group companies and (ii) make a significant percentage of the total compensation package contingent upon Company performance. The base salary established for Mr. Helmick on the basis of the foregoing criteria was intended to provide him with a level of stability and certainty each year. Accordingly, this element of Mr. Helmick's compensation was not affected to any significant degree by Company performance factors and was at the 75th percentile of the base salary levels in effect for other chief executive officers at the same peer group of companies surveyed for comparative compensation purposes. The remaining components of the compensation earned by Mr. Helmick for the 1999 fiscal year were entirely dependent upon financial performance and provided no dollar guarantees.

Compliance with Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation to be paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for fiscal 2000 will exceed that limit. The Company's 1999 Plan is structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation and will therefore not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

   The Compensation Committee believes that the executive compensation policies and programs in effect for the Company's executive officers provide an appropriate level of total remuneration which properly aligns the Company's performance and the interests of the Company's stockholders with competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

                                          Submitted by:

                                          Jack W. Blumenstein
                                          Christopher E. Girgenti
                                          Jeri L. Korshak

                                          Members of the Compensation
                                           Committee

Compensation Committee Interlocks and Insider Participation

   No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity which has one or more of its executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                             AUDIT COMMITTEE REPORT

   The Audit Committee, which currently consists of Directors Blumenstein, Girgenti and Korshak, is responsible for, among other things:

  . reviewing the Company's annual financial statements and other relevant financial reports,

  . reviewing the internal financial reports prepared by management,

  . recommending engagement of the Company's independent accountants,

  . approving the services performed by such accountants,

  . consulting with such accountants and reviewing with them the results of their examination, and

  . reviewing and evaluating the Company's systems of internal controls and the audit and financial reporting process.

   The Audit Committee has adopted a written charter, which is attached to this Proxy Statement as Appendix A. Each member of our Audit Committee is "independent" as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards.

   The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with its management and has discussed with the Company's independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee has not received the written disclosures and the letter from the Company's independent public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Company's independent public accountants have informed the Company that they intend to issue such written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) dated as of July 31, 2000, within the next week. The Company and its independent public accountants do not anticipate any material issues relating to the independence of the Company's public accountants.

   Based on its review, the Audit Committee recommended to the Board that the audited financial statements for the Company's fiscal year ended December 31, 1999, be included in the Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1999.

                                          Submitted by:

                                          Jack W. Blumenstein
                                          Christopher E. Girgenti
                                          Jeri L. Korshak

                                          Members of the Audit Committee

                            STOCK PERFORMANCE GRAPH

   The following graph shows a six month comparison of cumulative total return on our Common Stock, based on the market price of our stock assuming reinvestment of dividends with a return of the Nasdaq Stock Market (U.S.) Index and a Peer Group, for the period beginning December 15, 1999, the day our Common Stock began trading, through December 31, 1999.

                COMPARISON OF 1 MONTH CUMULATIVE TOTAL RETURN*
           AMONG ECOLLEGE.COM, THE NASDAQ STOCK MARKET (U.S.) INDEX
                               AND A PEER GROUP
                                              Cumulative Total Return
                                              -----------------------
                                                12/15/99     12/31/99
ECOLLEGE.COM                                      100.00        99.44
PEER GROUP                                        100.00        96.80
NASDAQ STOCK MARKET (U.S.)                        100.00       112.51
*  $100 INVESTED ON 12/15/99 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.  FISCAL
   YEAR ENDING DECEMBER 31.

(1) The graph assumes that on December 15, 1999, $100 was invested in our Common Stock and in each index, and all dividends were reinvested. No cash dividends have been declared on our Common Stock.
(2) Stockholder returns over the indicated period should not be considered indicative of future stockholder results.
(3) The Company's Peer Group consists of ten public companies engaged in various aspects of the eLearning industry, and includes: Caliber Learning Network, Inc. (CLBR), click2learn.com, inc. (CLKS), Learn2.com, Inc.
    (LTWO), Lightspan, Inc. (LSPN), Riverdeep Interactive Learning Limited
    (RVDP), Scientific Learning Corporation (SCIL), SkillSoft Corporation
    (SKIL), SmartForce Corporation (SMTF), VCampus Corporation (VCMP) and Zapme! Corporation (IZAP).

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report nor the Audit Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

                           CERTAIN OTHER TRANSACTIONS

   The Company's Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of all directors and officers. In addition, each director of the Company has entered into a separate indemnification agreement with the Company.

   In November 1999, the Company received a commitment for a subordinated bridge loan facility from some of its current institutional investors to provide the Company up to $2,000,000 of borrowings to fund working capital needs. In addition, warrants for up to 150,000 shares of Common Stock were issuable upon drawings on the facility. No funds were drawn and no warrants were issued under the facility. The facility was cancelled in December 1999 with the closing of the Company's initial public offering.

   The Board of Directors has adopted a policy that all material transactions with affiliates will be on terms no less favorable to the Company than those available from unaffiliated third parties and will be approved by a majority of the disinterested members of the Board of Directors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and any persons who are the beneficial owners of more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Such directors, officers and greater than ten percent beneficial stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on its review of the copies of such forms received by it and written representations from reporting persons for the 1999 fiscal year, the Company believes that all of the Company's executive officers, directors and greater than ten percent beneficial stockholders complied with all applicable
Section 16(a) filing requirements for the 1999 fiscal year.

                                 ANNUAL REPORT

   A copy of the Annual Report of the Company for the fiscal year ended December 31, 1999 (the "Annual Report") is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement, except for executive officer biographical information contained in the Annual Report on Form 10-K under the heading entitled "Executive Officers and Directors of eCollege.com," and is not considered proxy soliciting material.

                                   FORM 10-K

   A copy of the Company's Form 10-K, as filed with the Securities and Exchange Commission, is being mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than 45 days prior to the 2001 Annual Meeting in order that they may be included in the proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2001 Annual Meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company receives notice of such proposal not later than 45 days prior to the 2001 Annual Meeting. Stockholders are also advised to review the Company's Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                          The Board of Directors of
                                          eCollege.com

Dated: August 15, 2000

                                  APPENDIX A

                                 eCollege.com

                            AUDIT COMMITTEE CHARTER

I.PURPOSE

   The primary function of the Audit Committee is to assist the Board of Directors of eCollege.com, a Delaware corporation (the "Corporation"), in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation's audit and financial reporting process.

   The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.COMPOSITION

   The Audit Committee shall be comprised of three or more independent directors.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

III.MEETINGS

   The Committee shall meet on a regular basis and shall hold special meetings as circumstances require.

IV.RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties the Audit Committee shall:

  1. Review this Charter at least annually and recommend any changes to the Board.

  2. Review the organization's annual financial statements and any other relevant reports or other financial information.

  3. Review the regular internal financial reports prepared by management and any internal auditing department.

  4. Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

  5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

  6. Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant difficulties encountered during the course of the audit.

  7. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

                                 eCollege.com

                                     PROXY

              Annual Meeting of Stockholders, September 27, 2000

        This Proxy is Solicited on Behalf of the Board of Directors of
                                 eCollege.com

     The undersigned revokes a previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held September 27, 2000, and the Proxy Statement and appoints Oakleigh Thorne and Douglas Kelsall, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of eCollege.com (the "Company") that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Inverness Hotel, 200 Inverness Drive West, Englewood, Colorado 80112, on Wednesday, September 27, 2000, at 10:00 a.m., local time (the "Annual Meeting"), and at any adjournment or postponement thereto, with the same force and effect as the undersigned might or could do if personally present thereafter.

     The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below. If no specification is made, this Proxy will be voted IN FAVOR OF the election of the directors listed below and IN FAVOR OF the other proposals.

     1. To elect directors to serve for a one-year term or until the successors are duly elected and qualified:

                                                                 WITHHOLD
                                                                 AUTHORITY
                                         FOR                      TO VOTE

         Oakleigh Thorne           ________________        _________________

         Robert N. Helmick         ________________        _________________

         Jonathan M. Dobrin        ________________        _________________

         Jack W. Blumenstein       ________________        _________________

         Christopher E. Girgenti   ________________        _________________

         Jeri L. Korshak           ________________        _________________

     2. To ratify the appointment of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

                 FOR              AGAINST            ABSTAIN

     3. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

                 FOR              AGAINST            ABSTAIN

Please print the names(s) appearing on each share certificate(s) over which you have voting authority:

_______________________________________________________________________________
                       (Print name(s) on certificate(s))

Please sign you name: _________________________________________________________
                                     (Authorized Signature(s))

Date: _________________________________________________________________________